SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 20, 2004

MRV COMMUNICATIONS, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	06-1340090
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
20415 NORDHOFF STREET	91311
CHATSWORTH, CA	(Zip Code)
(Address of Principal Executive Offices)

Issuer’s Telephone Number: (818) 773-0900

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01 Other Events.
SIGNATURE

Item 1.01  Entry into a Material Definitive Agreement.

     See information disclosed in Item 8.01 of this Form 8-K. Registrant does not consider the amendments to the compensation arrangements of outside directors disclosed in Item 8.01 to be material in amount or significance to registrant so as to require disclosure of such information in response to Item 1.01 of Form 8-K. However, to the extent that the information reported under Item 8.01 of this Form 8-K is considered material, either from the perspective of a reasonable investor and in light of established standards of materiality or otherwise, and such standard of materiality is determined to be the appropriate standard for “materiality” within the meaning of Item 1.01 of Form 8-K, then registrant hereby incorporates in Item 1.01 of this Form 8-K the information disclosed in Item 8.01 of this Form 8-K by this reference.

Item 8.01  Other Events.

     On October 20, 2004, the board of directors of registrant made adjustments to the compensation payable to outside directors for services in their capacity as directors of registrant. Effective October, 2004, outside directors, i.e., directors who are not employees of registrant, are to receive cash compensation of $1,500 per month and $1,000 for each board of directors’ meeting and committee meeting attended while serving as directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 24, 2005

MRV COMMUNICATIONS, INC.
By:	/s/ SHAY GONEN
Shay Gonen
Chief Financial Officer